SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12



                              IES INDUSTRIES INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- -------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
(5)      Total fee paid:
- -------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $453,367
- -------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY and JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ALL ON FORM S-4 FILE NO. 333-07931
- -------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- -------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996 and JULY 11, 1996
- -------------------------------------------------------------------------------

Newspaper advertisement:




                              FIELDS OF OPPORTUNITY

                       [PICTURE OF POWER LINES IN FIELDS]

At IES Industries, we see the rapid changes taking place in the electric utility industry as a time of great opportunity. To make the most of it, we've agreed to an innovative strategic combination to create Interstate Energy Corporation
(IEC), a company that will position us for accelerated growth, catapult us into new markets, and provide greater opportunities for our shareholders, customers and employees.

[LEFT HAND COLUMN]
- ------------------

IEC:  A Smart Choice

The Board of IES Industries chose to merge with WPL Holdings and Interstate Power to form IEC because of the transaction's significant strategic advantages. It will enable us to market electricity from our efficient, low-cost power plants to attractive, higher-growth markets in neighboring states. These new markets are fields of opportunity, and we have structured the new company to have the financial and human resources to pursue them.

Benefiting shareholders, customers and fellow Iowans

Based on the closing price of WPL common stock on August 15, 1996, each share of IES common stock is valued at $36.20 per share, representing a premium of 13% over the previous IEC exchange ratio. In addition, under newly revised terms, it is anticipated that IES holders of common stock will receive an initial annual cash dividend from IEC valued at $2.25 for each IES share now held.

IEC will be a regional powerhouse--Iowa-domiciled and with 60% of its assets in Iowa--and well positioned to create shareholder value in an industry that is becoming highly competitive.


[RIGHT HAND COLUMN]
- -------------------


IES has committed to a 3 year rate freeze throughout Iowa, so our customers here are protected from sudden increases. IEC's customers in Minnesota, Wisconsin and Illinois will also benefit from competitively priced electricity. And, over time, all IEC time, all IEC customers will benefit from a rate structure that spreads costs over an enlarged customer base.

IEC will also continue IES's commitment to attracting new business to Iowa, creating job opportunities in the state and increased demand for the energy we produce.

Enter MidAmerican Energy at the 11th-hour

Now, in an 11th-hour act, MidAmerican is threatening a hostile takeover of IES. Their attempt is nothing less than an effort to use IES as the solution to their stagnant growth and strategic problems. Having already been turned down in 1995 by our Board as not the proper partner for a merger, now MidAmerican is seeking to prevent us from completing a merger that meets our strategic and financial goals. And it's not in the interest of Iowa rate payers or IES shareholders to allow them to heap hundreds of millions of dollars of debt upon a combined MidAmerican and IES in the process.

                                                IES
                                                   INDUSTRIES


                                                   We Put Our Pride On the Line,
                                                   Every Day.


                                    IMPORTANT

We urge you to vote "YES" on the new proxy card...and vote for a future that will provide shareholders, customers and Iowans with opportunities.

If you have any questions about the proxy or the merger, please call GEORGESON & COMPANY INC. TOLL FREE: 1-800-223-2064.